Exhibit 8.1

August 18, 2006

New Century Financial Corporation

18400 Van Karman Avenue, Suite 1000

Irvine, CA 92612

Ladies and Gentlemen:

You have requested our opinions in connection with the registration and proposed sale by New Century Financial Corporation, a Maryland corporation, formerly known as New Century REIT, Inc. (the “Company”), of up to 2,000,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share, pursuant to the Registration Statement on Form S-3 (File No. 333-124348), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), and the Prospectus Supplement dated August 15, 2006 (the “Prospectus Supplement”) to the Prospectus dated May 6, 2005 (such Prospectus, together with the Prospectus Supplement, referred to as the “Prospectus”). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Registration Statement.

In rendering our opinion, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement (including all Exhibits thereto and all amendments made thereto through the date hereof) and the Prospectus, (2) the Articles of Incorporation of the Company, together with all amendments thereto, (3) certain written representations of the Company, contained in a letter to us dated the date hereof (the “Representation Letter”), any other written or oral representations provided to us by the Company, on or prior to the date hereof, and on statements made by independent public accountants and qualified tax experts of the Company, and (4) such other documents or information as we have deemed necessary to render the opinions set forth in this letter. In our review, we have assumed, and with your consent, we are relying upon, that the documents listed above that we reviewed in proposed form will be duly executed without material changes from the documents reviewed by us, all of the representations and statements set forth in such documents are true, accurate and complete, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles of Incorporation of the Company, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

We have not made an independent investigation or audit of the facts set forth in the above referenced documents or statements, including, without limitation, factual matters in the Representation Letter or other written or oral representations provided to us by the Company and

New Century Financial Corporation

August 18, 2006

in the Registration Statement and the Prospectus. We have consequently assumed and, with your consent, have relied upon (i) the representations as to factual matters set forth in the Representation Letter and other written or oral representations provided to us by the Company ; (ii) that any representation or statement made as a belief or made to the knowledge or belief of or similarly qualified is correct and accurate as if made without such qualification, and that such representation or statement will continue to be correct and accurate, without such qualification; (iii) that the information presented in all documents or otherwise furnished to us is accurate and complete in all material respects; and (iv) that from and after the date hereof, the Company will continue to operate in a manner which meets the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Internal Revenue Code of 1986, as amended (the “Code”) necessary to qualify, and remain qualified, as a real estate investment trust (“REIT”) under the Code.

We are opining herein only as to the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, including those set forth below, we are of the opinion that:

1.	Commencing with its taxable year ended December 31, 2004, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operations will enable it to continue to satisfy the requirements for such qualification and taxation as a REIT under the Code.

2.	The statements made in the sections of the Prospectus Supplement under the captions “Material U.S. Federal Income Tax Considerations” and “Additional Material U.S. Federal Income Tax Considerations,” to the extent such statements summarize material U.S. federal tax consequences of the beneficial ownership of the Common Stock or the Preferred Stock, are correct in all material respects.

No assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The Company’s ability to achieve and maintain qualification as a REIT depends upon its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its income, assets and distribution levels and other requirements of the Code. No assurance can be given that the actual ownership of the Company’s stock and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT.

The opinions set forth in this letter are based on existing law as contained in the Code, Treasury Regulations, and interpretations of the foregoing by the Internal Revenue Service (“IRS”) and by the courts, applicable legislative history, and the administrative rulings and

New Century Financial Corporation

August 18, 2006

practices of the IRS, including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, in effect (or, in case of certain Proposed Regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations, and that might result in material modifications of our opinions. In addition, variation or differences in the facts from those set forth in the Representation Letter or any other written or oral representations provided to us by the Company may affect the conclusions stated herein. These opinions are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might effect any matters or the opinions set forth herein. Our opinions are not binding on the IRS and the IRS may disagree with the opinions contained herein. The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply the undersigned has offered its opinion on any other matter. This opinion letter has been prepared for you, and may be used by you, solely in connection with the filing of the Registration Statement.

We hereby consent to the use and filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of the name of the firm under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus Supplement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP